 POWER OF ATTORNEY

       The undersigned, a person subject to ownership reporting pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and requirements pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), in respect of the equity securities of Hercules Offshore, LLC, a Delaware limited liability company to be converted into a Delaware corporation and renamed Hercules Offshore, Inc. (the "Company"), hereby makes, constitutes and appoints Randall D. Stilley, Steven A. Manz and James William Noe, and each of them severally, as his or her true and lawful attorney-in-fact or attorneys-in-fact and agent or agents with power to act with or without the other and with full power of substitution and resubstitution, (1) to make and file on the undersigned's behalf any reports or statements of beneficial ownership or changes of beneficial ownership, including Forms, 3, 4 and 5 and amendments to these forms, which the undersigned may be required or permitted to file under the Exchange Act, and (2) to make and file on the undersigned's behalf any notice of proposed sale of securities or other document, including Form 144, which the undersigned may be required or permitted to file under the Securities Act.  The undersigned hereby revokes any previous power of attorney he or she may have given to any person to make and file such reports, statements and notices.  This power of attorney shall remain in force for so long as the undersigned may be subject to reporting obligations under Section 16(a) of the Exchange Act or the requirements of Rule 144 under the Securities Act, unless earlier expressly revoked by the undersigned in writing and delivered to the Company.  Each of said attorneys-in-fact may at their sole discretion designate one or more substitute attorneys-in-fact to act in their place.  The undersigned acknowledge that the said attorneys-in-fact, in serving in this capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Exchange Act, the Securities Act, or the rules and regulations thereunder.

Date: 10/19/05

                                               /s/ Thomas R. Bates, Jr.

                                               Thomas R. Bates, Jr.

HOU03:1040337.1